Exhibit 99.1

May 6, 2026

Fellow Shareholders:

The second quarter of the 2026 fiscal year marked an important milestone as the first full quarter of our combined Fubo and Hulu + Live TV business following the successful close of the transaction. We are excited to share the progress we have made in content portfolio expansion, product depth, and distribution and growth, underlying our strong financial performance in the quarter.

We delivered North America revenue of $1.57 billion and total subscribers of 5.7 million. From a profitability standpoint, we delivered a Net Loss of $6.2 million and Adjusted EBITDA1 of $37.7 million for the quarter, compared to Pro Forma Net Loss of $40.9 million and Pro Forma Adjusted EBITDA1 of $1.4 million in the prior year period, reflecting operating leverage in the business.

These results reinforce our confidence in our recently announced guidance and long-term financial targets, including our Fiscal 2026 Pro Forma Adjusted EBITDA2 outlook of $80 million to $100 million and Adjusted EBITDA2 reaching at least $300 million by Fiscal 2028. We remain on track to deliver positive Free Cash Flow2 in Fiscal 2027, supported by a liquidity position that we expect will fully fund our current operating plan.

At our core, Fubo is committed to delivering the right product for every consumer along the demand curve at compelling price points. Following the business combination, we are making progress on our plans to launch multiple new integrations, leveraging the content portfolios of Fubo and Hulu + Live TV. Our flexible portfolio now spans a range of offerings designed to meet diverse viewer preferences, including Fubo Sports, Fubo Pro, Hulu + Live TV, Fubo Latino, and Hulu + Live TV Español. Now, for the first time, all of these services will be marketed within a single, streamlined experience at fubo.tv/welcome, making it easier for consumers to discover and choose the product that best meets their needs.

1 Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable U.S. GAAP financial measures, Net Income (Loss) and Pro Forma Net Income (Loss) (prepared in accordance with Article 11 of Regulation S-X), respectively, for historical periods, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this letter. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.

2 Free Cash Flow is a non-GAAP financial measure. The Company is not providing a reconciliation of forward-looking Pro Forma Adjusted EBITDA, Adjusted EBITDA or Free Cash Flow to the most directly comparable U.S. GAAP measures, Pro Forma Net income (Loss) (prepared in accordance with Article 11 of Regulation S-X), Net Income (Loss) and net cash provided by (used in) operating activities, respectively, because the Company does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. See also “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures.”

1

# Which plan is right for you?

| | fubo SPORTS | fubo TV | Now part of the Fubo Family<br>hulu + LIVE TV | fubo TV |
|---|---|---|---|---|
| | Sports + News | Pro | Hulu + Live TV | Latino |
| | Most sports for the least money<br>$10 OFF | Best for home team coverage<br>$25 OFF | Best for full households | Spanish Language<br>$5 OFF |
| Monthly price | ~~$55.99~~<br>$45.99<br>for 1 month after trial | ~~$73.99~~<br>$48.99<br>for 1 month after trial | $89.99 | ~~$14.99~~<br>$9.99<br>for 2 months after trial |
| Channels | 25+ | 210+ | 95+ | 50+ |
| ESPN Unlimited included** | ✓ | ✓ | ✓ | ✕ |
| ABC, CBS, FOX | ✓ | ✓ | ✓ | ✕ |
| Local NBA, NFL, MLB games | ✕ | ✓ | Select markets | ✕ |
| NBC | ✕ | ✕ | ✓ | ✕ |
| Disney+ and Hulu | ✕ | ✕ | ✓ | ✕ |

Try Hulu + Live TV

3

In the near term, we are focused on expanding the reach of Fubo via ESPN.com’s “Where to Watch” pages, which is expected to launch soon. In addition, our previously announced integration of Fubo Sports into the ESPN commerce flow is targeted to launch in the first half of 2027. We believe these initiatives position our product in front of a large and highly engaged audience of sports fans, and we expect they will drive sustained subscriber, revenue and margin growth alongside other synergistic initiatives currently underway.

During the quarter, we also successfully retained essential local sports rights for the MLB season, which maintains the Fubo service’s position as a premier destination for sports fans, and accelerated product and technical innovation to deliver features designed to enhance engagement, improve discovery, and further differentiate the Fubo platform from its competitors.

Our business is performing well, and we believe we are just beginning to realize the full potential of the Fubo and Hulu + Live TV business combination. We are excited about the opportunities ahead and look forward to keeping you updated on our progress.

3 Additional taxes and fees may apply. Prices subject to change. Fubo Sports ($45.99 for the first month, then $55.99 per month); FuboTV Pro ($48.99 for the first month, then $73.99 per month); Fubo Latino ($9.99 per month for the first two months, then $14.99 per month). Current pricing available at fubo.tv/welcome

2

Q2 Fiscal 2026 Highlights

To facilitate comparability between periods, the following presents Fubo’s Q2 fiscal 2026 results compared to Fubo’s results for the corresponding three month period ended March 31, 2025 (“Q2 fiscal 2025”) on an as-reported basis and pro forma basis, which gives effect to the Company’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.

●	Revenue of $1.574 billion, compared to $1.125 billion in Q2 fiscal 2025

○	Up 1% year-over-year compared to Q2 fiscal 2025 Pro Forma Revenue of $1.564 billion

●	Total North America Subscribers of 5.7 million, compared to 5.9 million in Q2 fiscal 2025

●	Net Loss of $6.2 million, compared to a Net Loss of $40.9 million in Q2 fiscal 2025

○	Compared to Q2 fiscal 2025 Pro Forma Net Income of $120.6 million[4]

●	Adjusted EBITDA[1] of $37.7 million, compared to Pro Forma Adjusted EBITDA[1] of $1.4 million in Q2 fiscal 2025

●	Cash Position: Fubo ended the quarter with $244.0 million in cash, cash equivalents and restricted cash on hand

●	Earnings Per Share (“EPS”) loss of $0.07

We ended the quarter with 29,435,597 shares of Class A common stock issued and outstanding and 78,992,518 shares of Class B common stock (vote only) issued and outstanding.

Summary Financials (millions)
Global
Fiscal Quarter	2Q25	3Q25	4Q25	1Q26	2Q26
Quarter Ending	3/29/2025	6/28/2025	9/27/2025	12/31/2025	3/31/2026
Revenue	$1,125.5	$1,073.8	$1,107.7	$1,548.7	$1,573.9
Pro Forma Revenue	$1,564.3	$1,483.8	$1,501.7	$1,683.1
Net Income (Loss)	$(40.9)	$(38.0)	$(38.8)	$(19.1)	$(6.2)
Pro Forma Net Income (Loss)	$120.6	$(72.0)	$(96.3)	$(46.4)
Pro Forma Adjusted EBITDA / Adjusted EBITDA[5]	$1.4	$31.0	$4.1	$41.4	$37.7

North America (NA)
Fiscal Quarter	2Q25	3Q25	4Q25	1Q26	2Q26
Quarter Ending	3/29/2025	6/28/2025	9/27/2025	12/31/2025	3/31/2026
Revenue	$1,125.5	$1,073.8	$1,107.7	$1,542.9	$1,565.6
Pro Forma Revenue	$1,556.0	$1,475.1	$1,493.2	$1,674.5
Total Subscribers	5.9	5.6	6.0	6.2	5.7

4 Q2 fiscal 2025 Pro Forma Net Income was positively impacted by a $220 million net gain related to the settlement of litigation.

5 Adjusted EBITDA for all periods prior to Q2 fiscal 2026 is presented on a pro forma basis.

3

Rest of World (ROW)
Fiscal Quarter	2Q25	3Q25	4Q25	1Q26	2Q26
Quarter Ending	3/29/2025	6/28/2025	9/27/2025	12/31/2025	3/31/2026
Revenue	$-	$-	$-	$5.8	$8.3
Pro Forma Revenue	$8.3	$8.6	$8.6	$8.6
Total Subscribers	0.354	0.349	0.342	0.335	0.328

Guidance and Long-Term Financial Targets

●	Fiscal 2026 Pro Forma Adjusted EBITDA[2] guidance of $80-$100 million
●	Fiscal 2028 Adjusted EBITDA[2] target of at least $300 million
●	Positive Free Cash Flow[2] expected in Fiscal 2027 and Fiscal 2028 under current operating plan
●	Fiscal 2026 ending cash, cash equivalents and restricted cash is expected to be at least $200 million

North America Advertising

Advertising revenue was $101.6 million for the quarter, compared to pro forma advertising revenue of $101.6 million in the comparable prior-year period.

The ongoing migration of Fubo into the Disney Ad Server has resulted in improved monetization. Additionally, Disney plans to include Fubo in its annual Upfront with advertisers, which kicks off next week in New York City.

Fubo Platform Product and Technology Update

Our recent product and technology efforts have focused on enhancing the core experience and expanding our mobile reach of the Fubo platform.

Core Experience

We continue to prioritize quality, design, and video engineering. Providing best-in-class video ensures sports fans enjoy an immersive experience, while design consistency modernizes and polishes the broader user journey. In recent months, we completed the following:

●	1080p60 Video: Increased quality for MLB.TV channels.
●	Interface Decluttering: Redesigned mobile and CTV playback controls by moving titles to the top and increasing scrubber size to reduce visual noise.
●	Content Surfacing: Replaced traditional banners with a new “Featured on Fubo” promo carousel to promote content more dynamically, a key upgrade ahead of our four exclusive UEFA World Cup Qualifiers and major combat sports events.

Internally, we are leveraging AI tools to improve velocity, enhance engineering capabilities, and tighten the collaboration between Product, Design, and Engineering.

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Mobile Utility and Short-Form Innovation

We redesigned and optimized our mobile experience to transition the app from a passive viewing tool into an active utility. This drives daily engagement through short-form content and personalized alerts. Key features now live include:

●	Live Video in Carousels: Featuring live video immediately upon app launch allows for quicker discovery and transforms the home screen into a primary destination.
●	Advanced Team Channels: We have enhanced our existing Team Channels (bite-sized game coverage and news) by offering league-based filters and more key sports moments.
●	AI-Driven Vertical Mode: Leveraging proprietary AI models, the app now automatically zooms into critical areas of the video to provide a modern, portrait-mode experience.

fubo
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Content and Distribution

MLB Retention

Just in time for the 2026 season, we executed three major agreements that solidify Fubo as the essential platform for local baseball fans:

●	BravesVision: We reached a multi-year agreement to carry BravesVision across a six-state territory, delivering over 140 live games and exclusive original programming to “Braves Country.”
●	Spectrum SportsNet LA: We launched our streaming partnership with SportsNet LA, the exclusive home of the Los Angeles Dodgers, providing subscribers in the SportsNet LA footprint with more than 140 regular-season games and Emmy Award-winning original content.
●	SportsNet NY (“SNY”): We reached an agreement to carry SNY, a win for fans of the New York Mets.

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This means that Fubo continues to occupy a leading position in local sports programming with home team coverage across 99% of the country. Additionally, our Hulu + Live TV service added Marquee Sports Network in the Chicago DMA, offering customers important local content.

Hulu + Live TV Español

In January, Hulu + Live TV expanded its live television offerings with a dedicated Spanish-language plan featuring a lineup of entertainment, news and sports programming. The Español plan is priced competitively at $29.99/month and includes access to both the Disney+ and Hulu streaming libraries (with ads). This new offering is designed to give Spanish-speaking audiences more choice, flexibility, and access to premium programming.

Fubo Sports Network

We continue to expand the reach of our owned-and-operated content. In February, we launched Fubo Sports Network on the Hulu + Live TV service. This brings our flagship FAST channel and its nearly 500 annual live events to millions of additional viewers, growing our brand presence and creating higher-yield inventory for our advertising partners.

Conclusion

Q2 fiscal 2026 marked a period of rapid innovation as we accelerated our product roadmap and solidified our content position. Through our product and technology enhancements, we are transforming the viewing experience into an interactive utility for fans. We remain committed to driving long-term shareholder value as we build the future of live television.

Sincerely,

David Gandler, co-founder and CEO

Q2 Fiscal 2026 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 10:00 a.m. ET to deliver brief remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of Fubo’s Investor Relations website. An archived replay of the webcast will be available on our website shortly after the conclusion of the call. Participants should join the call at least 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings and to sign up for email alerts on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The Company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 that will be filed with the SEC.

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About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates) and ranked among Fast Company’s Most Innovative Companies (2026) and the Financial Times’ The Americas’ Fastest-Growing Companies (2026, 2025), FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (the “Company” or “Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and our expected future financial results, including our financial outlook and/or guidance and long-term targets, which include Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow and ending cash, cash equivalents and restricted cash, our offerings and the benefits of any expanded product offerings and technical innovations, including the use of AI tools and the benefits therefrom, our partnerships and other arrangements, our sports programming and packaging, distribution and consumer preferences, the benefits of our business combination with Hulu + Live TV (the “Business Combination”), progression on synergy opportunities and anticipated related benefits, and benefits of our ad tech migration to Disney and related upcoming presentations. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. As-Reported Financial Statements begin on the following pages)

7

FuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 29,
	2026	2025
	Unaudited	Unaudited
Revenues
Subscription	$347,015	$-
Related party	1,121,449	1,122,670
Advertising	101,568	-
Other	3,835	2,806
Total revenues	1,573,867	1,125,476
Operating expenses
Subscriber related expenses	946,705	511,760
Subscriber related expenses - related party	499,006	610,909
Broadcasting and transmission	9,289	-
Sales and marketing	58,084	1,988
Technology and development	20,774	-
General and administrative	13,077	41,733
Depreciation and amortization	36,010	-
Total operating expenses	1,582,945	1,166,390
Operating loss	(9,078)	(40,914)

Other income (expense)
Interest expense, net	(2,814)	-
Amortization of debt premium, net	4,702	-
Other income	1,327	-
Total other income (expense)	3,215	-

Loss from before income taxes	(5,863)	(40,914)
Income tax provision	(343)	-
Net loss	(6,206)	(40,914)

Less: Net loss attributable to non-controlling interest	4,105	-
Net loss attributable to common shareholders	$(2,101)	$(40,914)

Other comprehensive income (loss)
Foreign currency translation adjustment	(18)	-
Comprehensive loss attributable to common shareholders	$(2,119)	$(40,914)

Net loss per share - basic and diluted	$(0.07)	$-

Weighted average shares outstanding:
Basic and diluted	30,715,279	-

Stock-based compensation was allocated as follows:
Subscriber related expenses	66	-
Sales and marketing	2,338	-
Technology and development	2,580	-
General and administrative	5,203	-
Total stock-based compensation	10,187	-

8

FuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	September 27,
	2026	2025
	Unaudited	Unaudited
ASSETS
Current assets
Cash and cash equivalents	$237,813	$-
Accounts receivable, net	87,660	6,655
Accounts receivable, net - related party	521,742	-
Prepaid and other current assets	55,300	-
Total current assets	902,515	6,655

Property and equipment, net	5,886	-
Restricted cash	6,146	-
Intangible assets, net	402,670	-
Goodwill	2,614,161	1,296,000
Right-of-use assets	32,995	-
Other non-current assets	16,345	-
Total assets	$3,980,718	$1,302,655

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$48,540	$-
Accrued expenses and other current liabilities	565,876	370,933
Related party current liabilities	221,796	16,396
Deferred revenue	68,485	-
Long-term borrowings - current portion	459	-
Current portion of lease liabilities	2,884	-
Total current liabilities	908,040	387,329

Convertible notes, net	229,627	-
Notes payable - related party	145,000	-
Deferred tax liabilities	1,403	-
Lease liabilities	30,262	-
Other long-term liabilities	11,405	-
Total liabilities	1,325,737	387,329

COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest	1,843,003	-

Shareholders’ equity:
Preferred Stock par value $0.0001: 50,000,000 shares and 0 shares authorized at March 31, 2026 and September 27, 2025, respectively; 0 shares issued and outstanding at March 31, 2026 and September 27, 2025, respectively	-	-
Class A Common Stock par value $0.0001: 5,000,000,000 and 0 shares authorized at March 31, 2026 and September 27, 2025, respectively; 29,435,597 and 0 shares issued and outstanding at March 31, 2026 and September 27, 2025, respectively	3	-
Class B Common Stock par value $0.0001: 2,000,000,000 and 0 shares authorized at March 31, 2026 and September 27, 2025, respectively; 78,992,518 and 0 shares issued and outstanding at March 31, 2026 and September 27, 2025, respectively	8	-
Additional paid-in capital	820,224	915,326
Accumulated deficit	(8,077)	-
Accumulated other comprehensive loss	(180)	-
Total shareholders’ equity	$811,978	$915,326
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$3,980,718	$1,302,655

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FuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	March 31,	March 29,
	2026	2025
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(25,270)	$(79,501)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	60,240	-
Stock-based compensation	22,882	-
Amortization of debt premium, net	(7,764)	-
Deferred income tax provision	192	-
Amortization of right-of-use assets	1,306	-
Changes in operating assets and liabilities of business:
Accounts receivable, net	(525,032)	740
Prepaid expenses and other assets	(14,320)	-
Accounts payable	3,364	-
Accrued expenses and other liabilities	104,264	(11,282)
Deferred revenue	(31,090)	-
Lease liabilities	(1,155)	-
Net cash used in operating activities	(412,383)	(90,043)

Cash flows from investing activities
Acquisition of Fubo, net of cash acquired	268,057	-
Purchases of property and equipment	(599)	-
Capitalization of internal use software	(5,745)	-
Net cash provided by investing activities	261,713	-

Cash flows from financing activities
Proceeds from the issuance of common stock	95	-
Pre-combination net contributions from Disney	394,499	90,043
Proceeds from note payable - related party	145,000	-
Repayment of convertible notes	(144,765)	-
Proceeds from exercise of stock options	39	-
Payment for cancellation of fractional shares	(2)	-
Repayments of notes payable and long-term borrowings	(237)	-
Net cash provided by financing activities	394,629	90,043

Net increase in cash, cash equivalents and restricted cash	243,959	-
Cash, cash equivalents and restricted cash at beginning of period	-	-
Cash, cash equivalents and restricted cash at end of period	$243,959	$-

Supplemental disclosure of cash flows information:
Interest paid	9,847	-
Income taxes paid	462	-

Non-cash financing and investing activities:
Redeemable non-controlling interest	1,843,003	-
Unpaid property and equipment included accounts payable	278	-

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Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination.

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of Fubo, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

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Adjusted EBITDA and Pro Forma Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures defined as Net Income (Loss) and Pro Forma Net income (Loss), respectively, in each case adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin are non-GAAP financial measures defined as Adjusted EBITDA divided by Revenue and Pro Forma Adjusted EBITDA divided by Pro Forma Revenue, respectively.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA Margin and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the historical non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures.

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FuboTV Inc.

Reconciliation of Net Income (Loss) and Pro Forma Net Income (Loss) to Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 27, 2025	June 28, 2025	March 29, 2025
	As-Reported	Pro Forma	Pro Forma	Pro Forma	Pro Forma
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(6,206)	$(46,388)	$(96,253)	$(71,970)	$120,576
Depreciation and amortization	36,010	27,367	46,579	46,580	46,570
Stock-based compensation	10,187	18,240	14,068	12,832	3,075
Certain litigation and transaction expenses(1)	628	36,793	7,664	8,271	10,629
Other (income) expense	(3,215)	(8,808)	(528)	(564)	(220,996)
Income tax provision (benefit)	343	367	(3,410)	(63)	4,433
Certain corporate allocation expenses(2)	-	13,825	35,936	35,923	37,120
Adjusted EBITDA	37,747	41,396	4,056	31,009	1,407

Adjusted EBITDA	37,747	41,396	4,056	31,009	1,407
Divide:
Revenue	1,573,867	1,683,120	1,501,733	1,483,785	1,564,316
Adjusted EBITDA Margin	2.4%	2.5%	0.3%	2.1%	0.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

# # #

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Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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